UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2018

Thor Industries, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Beardsley Avenue,	46514-3305
Elkhart, Indiana	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (574)970-7460

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on December 14, 2018 Thor Industries, Inc.’s (the “Company”) shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation in order to declassify the Company’s Board of Directors. Consistent therewith, on December 17, 2018 the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate the amendment approved by the shareholders. The Company’s Board of Directors had previously approved corresponding changes to the By-Laws of the Company, which were subject to and contingent upon receipt of shareholder approval of the amendment to our Amended and Restated Certificate of Incorporation and which became effective as of the effectiveness of the filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The foregoing general descriptions of the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws, as amended, are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws, as amended, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this report, respectively.

Item 9.01     Financial Statements and Exhibits

(d)          Exhibits

Exhibit Number	Description

3.1	Thor Industries, Inc. Amended and Restated Certificate of Incorporation, as amended.

3.2	Thor Industries, Inc. Amended and Restated By-Laws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: December 20, 2018	By: /s/ W. Todd Woelfer
Name: W. Todd Woelfer
Title: Senior Vice President, General
Counsel and Secretary